                                                                   Exhibit 99(t)

                                                                 EXECUTION COPY

                                   SUBSCRIPTION AGREEMENT dated as of
                           May 30, 2001, between Berkshire Hathaway
                           Inc., a Delaware corporation (the
                           "PURCHASER"), TACK Acquisition Corp., a
                           Delaware corporation ("NEWCO"), and White
                           Mountains Insurance Group, Ltd., a company existing under the laws of Bermuda ("WTM").

                  WHEREAS the Purchaser is a party to the Warrant Agreement (the "WARRANT AGREEMENT"), dated as of May 30, 2001, pursuant to which the Purchaser has agreed to purchase for an aggregate of $75 million Series A Warrants to acquire 1,170,000 Common Shares of WTM and Series B Warrants to acquire 544,285 Common Shares of WTM (collectively, the "WARRANTS").

                  WHEREAS Newco desires to sell to the Purchaser, and the Purchaser desires to purchase from Newco, 300,000 shares of Series A Preferred Stock, no par value, of Newco (the "SERIES A PREFERRED STOCK" or "SECURITIES") upon the terms and subject to the conditions set forth in this agreement (the "AGREEMENT");

                  WHEREAS the Series A Preferred Stock shall have the voting powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions set forth in Exhibit A to this Agreement; and

                  WHEREAS, pursuant to this Agreement and upon the terms and subject to the conditions hereof, the parties desire to set forth certain rights and obligations of the Purchaser with respect to the Securities acquired by the Purchaser pursuant hereto, and Newco and the Purchaser wish to make various additional agreements, all as expressly set forth below.

                  NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

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                                                                              2

                                    ARTICLE I

                                   DEFINITIONS

                  "AFFILIATE" of a specified Person means any Person that is a direct or indirect wholly-owned subsidiary of such specified Person.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Bermuda are authorized or obligated by law or executive order to close.

                  "CLOSING" shall have the meaning given to such term in Article IV of this Agreement.

                  "CLOSING DATE" shall have the meaning given to such term in
Article IV of this Agreement.

                  "COMMITMENT LETTER" shall have the meaning assigned to such term in Exhibit B to this Agreement.

                  "EXCLUDED LIENS" means Liens imposed by or arising from the transfer restriction contained in Article IX of this Agreement or as a result of any action by the Purchaser.

                  "LIENS" means liens, security interests, claims, pledges and encumbrances of any kind.

                  "MATERIAL ADVERSE EFFECT" with respect to any person means a material adverse effect on (a) the business, financial condition or results of operations of such person and its subsidiaries, taken as a whole, or (b) the ability of such person to perform its obligations under this Agreement.

                  "PERSON" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, or other entity.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "STOCK PURCHASE AGREEMENT" shall have the meaning assigned to such term in Exhibit B to this Agreement.

                  "TRANSACTIONS" shall have the meaning assigned to such term in Exhibit B to this Agreement.

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                                                                              3

                  "WTM EQUITY TERMSHEET" shall have the meaning assigned to such term in Exhibit B to this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

                  On the Closing Date, and upon the terms and subject to the conditions herein set forth, Newco agrees to issue and sell to the Purchaser, free and clear of all Liens other than any Excluded Liens, and the Purchaser hereby agrees to purchase and accept from Newco, the Securities for a purchase price of $225.0 million (the "PURCHASE PRICE"). Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements of the Purchaser hereunder, Newco shall deliver to the Purchaser on the Closing Date (against payment of the Purchase Price) certificates representing the Securities registered in the name of the Purchaser or a designated wholly-owned subsidiary thereof.

                                   ARTICLE III

                                 PURCHASE PRICE

                  On the Closing Date, the Purchaser shall pay to Newco the Purchase Price for the purchase of the Securities. The Purchase Price shall be paid in immediately available funds by wire transfer to a bank account designated by Newco.

                                   ARTICLE IV

                                   THE CLOSING

                  SECTION 4.01. CLOSING DATE. Upon the terms and subject to the conditions herein set forth, the purchase and sale provided for herein (the "CLOSING") will take place (a) at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, at 10:00 a.m., New York City time, on the date on which the Transactions close (the "TRANSACTIONS CLOSING DATE"), or (b) at such other time, date and place on or prior to the Transactions Closing Date as shall be fixed by agreement among the parties hereto. The date and time of Closing are herein referred to as the "CLOSING DATE".

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                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF NEWCO

                  Newco represents and warrants to the Purchaser as follows:

                  SECTION 5.01. AUTHORITY OF SELLER. Newco has been duly formed, and is validly existing and in good standing, under the laws of Delaware. The issuance, sale and delivery by Newco of the Securities has been duly authorized by Newco. Upon issuance and delivery as contemplated by Article II of this Agreement and upon payment therefor as contemplated by Article III of this Agreement, the Securities will be duly authorized, validly issued, fully paid and nonassessable. This Agreement has been duly and validly executed and delivered by Newco and is the legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms. No action, consent or approval by, or filing with, any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory or self-regulatory body (a "GOVERNMENTAL AUTHORITY"), is required to be made by Newco in connection with the execution and delivery by Newco of this Agreement or the consummation by Newco of the transactions contemplated hereby, other than
(a) such consents, approvals or filings required in connection with the acquisition of CGU Corporation, a Delaware corporation ("CGU"), by Newco and the other Transactions, including the filing of pre-merger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (b) the filing of premerger notification and report forms under the HSR Act in connection with Purchaser's exercise of any Warrants pursuant to the Warrant Agreement and (c) the approval, filings and notices required under the insurance laws of each jurisdiction in which Newco or its subsidiaries or CGU or its subsidiaries conduct business, in each case in connection with the Purchaser's investment in Newco and WTM as contemplated by this Agreement and the Warrant Agreement, (d) those which may be required solely by reason of the Purchaser's (as opposed to any other third party's) participation in the Transactions or in the transaction contemplated hereby and (e) such other consents, approvals and filings, the failure of which to obtain would not have a Material Adverse Effect on Newco (after giving effect to the Transactions).

                  SECTION 5.02. NO CONFLICTS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by Newco will (a) result in any violation of or be in

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                                                                              5

conflict with or constitute a default under any term of the organizational documents of Newco, (b) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Newco is a party or by which Newco or its property is bound or (c) violate any judgment, order, decree, statute, law, rule or regulation applicable to Newco except for, in the case of the foregoing clauses (b) and
(c), any violation, conflict, breach or default which would not have a Material Adverse Effect on Newco (after giving effect to the Transactions).

                  SECTION 5.03. CAPITALIZATION. The authorized capital stock of Newco consists of (a) 1,000 shares of common stock, par value $1.00 per share ("COMMON STOCK"), and (b) 300,000 shares of preferred stock, par value $1.00 per share ("PREFERRED STOCK"). As of the date hereof, 1 share of Common Stock is issued and outstanding and no shares of Preferred Stock are issued and outstanding.

                  SECTION 5.04. BROKERS. No broker, investment banker, financial advisor or other person other than Lehman Brothers Inc., the fees and expenses of which will be paid by Newco, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WTM or Newco.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to Newco as follows:

                  SECTION 6.01. AUTHORITY OF PURCHASER. The Purchaser has been duly formed, and is validly existing and in good standing, under the laws of the State of Delaware. The Purchaser has full right, power and authority to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. No action, consent or approval by, or filing with, any Governmental Authority is required to be made or obtained by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby other than (a) the approvals, filings and notices required under the insurance

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                                                                              6

laws of such jurisdictions in which Newco or its subsidiaries or CGU or its subsidiaries conduct business, in each case in connection with the Purchaser's investment in Newco and WTM as contemplated by this Agreement and the Warrant Agreement, (b) the filing of premerger notification and report forms under the HSR Act in connection with Purchaser's exercise of any Warrants pursuant to the Warrant Agreement and (c) such other consents, approvals and filings, the failure of which to obtain would not have a Material Adverse Effect on the Purchaser.

                  SECTION 6.02. NO CONFLICTS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by the Purchaser will (a) result in any violation of or be in conflict with or constitute a default under any term of organizational documents of the Purchaser, (b) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Purchaser is a party or by which the Purchaser or its property is bound or (c) violate any judgment, order, decree, statute, law, rule or regulation applicable to the Purchaser, except for, in the case of the foregoing clauses (b) and (c), any violation, conflict, breach or default which would not have a Material Adverse Effect on the Purchaser.

                  SECTION 6.03. INVESTMENT INTENTION; NO RESALES. The Purchaser is acquiring the Securities hereunder for investment, solely for its own account and not with a view to, or for resale in connection with, the distribution thereof. The Purchaser will not resell, transfer, assign or distribute the Securities except in compliance with this Agreement and the registration requirements of the Securities Act and applicable state securities laws or pursuant to an available exemption therefrom.

                  SECTION 6.04. ACCREDITED INVESTOR; ABILITY TO BEAR RISK; EVALUATION OF RISKS. The Purchaser is an "ACCREDITED INVESTOR" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). The financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the Securities. The Purchaser can afford to suffer the complete loss of its investment in the Securities. The knowledge and experience of the Purchaser in financial and business matters is such that it is capable of evaluating the risks of the investment in the Securities. The Purchaser acknowledges that no representations, express or implied, are being made with respect to Newco, the Securities, or otherwise, other than those expressly set forth herein or in the Warrant Agreement.

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                                                                              7

                  SECTION 6.05. SECURITIES UNREGISTERED. The Purchaser has been advised by Newco that (i) the offer and sale of the Securities have not been registered under the Securities Act; (ii) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act; and (iii) there is no established market for the Securities and it is not anticipated that there will be any public market for the Securities in the foreseeable future.

                  SECTION 6.06. BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE VII

                                   CONDITIONS

                  SECTION 7.01. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of the Purchaser to perform under this Agreement are subject to the satisfaction or waiver by the Purchaser of each of the following conditions on or prior to the Closing Date:

                  (a) concurrently with the Closing hereunder, the Transactions shall have been consummated pursuant to the terms and conditions of the Stock Purchase Agreement, the Commitment Letter, the WTM Equity Term Sheet and the Warrant Agreement, which shall not have been amended and the closing conditions therein waived in any material respect without the Purchaser's prior written consent;

                  (b) after giving effect to the consummation of the Transactions, the corporate and capital structure of WTM and its subsidiaries shall be as set forth in Exhibit B except for such changes as shall not adversely affect in any material respect the Purchaser;

                  (c) there shall not exist on the Closing Date any injunction or other order, or statute, rule or regulation, of any Governmental Authority preventing or prohibiting the consummation of the sale and purchase of the Securities hereunder;

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                  (d) there shall have been received all necessary approvals from state insurance regulators with respect to the sale and purchase of the Securities;

                  (e) the acceptance of the filing with the Secretary of State of Delaware of the certificate of designation for the Series A Preferred Stock substantially in the form of Exhibit A;

                  (f) the representations and warranties of Newco set forth in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent any such representation or warranty speaks as of an earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such earlier date);

                  (g) Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

                  (h) Newco shall have delivered to the Purchaser a written notice of the Closing three Business Days prior to the Closing Date, and on the Closing Date, prior to the sale and purchase of the Securities hereunder, an officer's certificate as to the satisfaction, to such officer's knowledge, of all of the conditions to the Purchaser's obligations hereunder (other than as to matters that have been waived by, or are within the knowledge or control of, the Purchaser).

                  SECTION 7.02. CONDITIONS TO OBLIGATIONS OF NEWCO. The obligations of Newco to perform under this Agreement are subject to the satisfaction or waiver by Newco of each of the following conditions on or prior to the Closing Date:

                  (a) concurrently with the Closing hereunder, the Transactions shall have been consummated;

                  (b) there shall not exist on the Closing Date any injunction or other order, or statute, rule or regulation, of any Governmental Authority preventing or the prohibiting the consummation of the sale and purchase of the Securities hereunder;

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                                                                              9

                  (c) there shall have been received all necessary approvals from state insurance regulators with respect to the sale and purchase of the Securities;

                  (d) the representations and warranties of the Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent any such representation or warranty speaks as of an earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such earlier date),

                  (e) the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

                  (f) the Purchaser shall have delivered to Newco on the Closing Date, prior to the sale and purchase of the Securities hereunder, an officer's certificate as to the satisfaction, to such officer's knowledge, of all of the conditions to Newco's obligations hereunder (other than as to matters that have been waived by, or are within the knowledge or control of, Newco).

                                  ARTICLE VIII

                              MAKE WHOLE PROVISION

                  SECTION 8.01. MAKE WHOLE PROVISION. (a) If the dividends paid or deemed paid to the Purchaser on the Securities do not qualify for the 70% dividends-received deduction of Section 243 of the Internal Revenue Code of 1986, as amended, as a result of Newco's lack of available earnings and profits, Newco shall reimburse the Purchaser an amount equal, on an after-tax basis, to any additional taxes, interest and penalties paid by the Purchaser as a result of such failure to qualify and as a result of such reimbursement payment by Newco.

                  (b) If the dividends paid or deemed paid to the Purchaser on the Securities are extraordinary dividends within the meaning of Section 1059 of the Internal Revenue Code of 1986, as amended, Newco shall reimburse the Purchaser an amount equal, on an after-tax basis, to any

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                                                                             10

additional taxes, interest and penalties paid by the Purchaser (x) as a result of such dividend being an extraordinary dividend, either with respect to receipt of such extraordinary dividend or on the Purchaser's disposition of the Securities, and (y) as a result of such reimbursement payment by Newco.

                                   ARTICLE IX

                             RESTRICTION OF TRANSFER

                  SECTION 9.01. TRANSFER TO AFFILIATE. The Securities shall not be transferable, except to one or more Affiliates of the Purchaser. The Purchaser agrees, and each subsequent transferee pursuant to this Section 9.01 shall agree by written instrument reasonably satisfactory to Newco, that it will not transfer any Securities except in compliance with this Agreement and the registration requirements of the Securities Act and applicable state securities laws or pursuant to an available exemption therefrom.

                  SECTION 9.02. LEGEND. Each certificate representing Securities issued to the Purchaser or to a subsequent transferee pursuant to Section 9.01 (unless the legal opinion reasonably satisfactory to Newco is delivered in connection therewith to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         IN ADDITION, THE SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE SUBSCRIPTION AGREEMENT DATED MAY 30, 2001, BETWEEN NEWCO AND THE INITIAL PURCHASER OF THE SECURITIES NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT 80 SOUTH MAIN STREET, HANOVER, NH 03755 AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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                                    ARTICLE X

                                   AGREEMENTS

                  SECTION 10.01. REASONABLE BEST EFFORTS; FURTHER ACTIONS. Each of Newco and the Purchaser will use its reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Purchaser with full title to the Securities, the proper officers, directors, partners or duly authorized representatives of each party to this Agreement shall take all such necessary action.

                  SECTION 10.02. CONSENTS. Each of Newco and the Purchaser will cooperate with each other, and use its reasonable best efforts, in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies and all governmental agencies and authorities (including the filing of any pre-merger notification and report forms under the HSR Act) and all third parties (including any other equityholders) as may be necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement.

                  SECTION 10.03. GUARANTEED INDEBTEDNESS. WTM covenants with Newco and Purchaser that, to the extent Newco has guaranteed, whether jointly, severally, fully or unconditionally, the payment of any indebtedness of WTM or of any subsidiary of WTM that is intermediate between WTM and Newco, WTM shall pay, to the extent WTM has financial resources sufficient to do so, any and all amounts subject to any such guarantee by Newco (plus accrued interest and other related charges) due to be paid in connection with any demand for payment with respect to any such guarantee. WTM agrees to repay Newco (to the extent WTM has financial resources sufficient to do so) any amounts paid by Newco on any guarantee by Newco of any indebtedness of WTM or any subsidiary of WTM that is intermediate between WTM and Newco.

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                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. AMENDMENT AND WAIVER. This Agreement may not be amended or supplemented except by an instrument in writing signed by the Purchaser and Newco. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  SECTION 11.02. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

                  SECTION 11.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

                           If to Newco, at:

                           c/o White Mountains Insurance Group, Ltd.
                           80 South Main Street
                           Hanover, NH 03755
                           Attention: Corporate Secretary
                           Telecopy: (603) 643-4562

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention: Philip A. Gelston, Esq.
                           Telecopy: (212) 474-3700

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                                                                             13

                           If to the Purchaser, at:

                           Berkshire Hathaway Inc.
                           1440 Kiewit Plaza
                           Omaha, NE 68131
                           Attention: Marc Hamburg
                           Telecopy: (402) 346-3375

                           with a copy to:

                           Munger, Tolles & Olson LLP
                           355 South Grand Avenue
                           35th Floor
                           Los Angeles, CA 90071
                           Attention: Robert E. Denham, Esq.
                           Telecopy: (213) 687-3702

All such notices and communications shall be deemed to have been received on the date of delivery, on the date that the telecopy is confirmed as having been received or on the third business day in New York after the mailing thereof, as the case may be.

                  SECTION 11.04. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party to this Agreement without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability arising hereunder without such consent shall be void, except Purchaser may assign any or all of its rights hereunder to one or more of its Affiliates following the Closing.

                  SECTION 11.05. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

                  SECTION 11.06. BINDING EFFECT; PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 11.07. EXPENSES; INDEMNIFICATION. (a) Whether or not the purchase and sale of the Securities is consummated, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and

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                                                                             14

carrying out this Agreement and the consummation of the transactions contemplated hereby.

                  (b) A party in material breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by the other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 11.08. APPLICABLE LAW AND JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby. Any and all suits, legal actions or proceedings against any party hereto arising out of this Agreement shall be brought in the United States Federal court sitting in the Southern District of New York, or, if such court shall not have jurisdiction, in the Supreme Court of the State of New York sitting in the County of New York, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal action or proceedings. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that service of process in connection with any suit, legal action or proceeding brought hereunder or in connection herewith may be made in accordance with the provisions of this Section 11.08 in addition to any other means of service of process permitted by law.

                  (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth in this Section 11.08.

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                  SECTION 11.09. ARTICLE AND SECTION HEADINGS. The article,
section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  SECTION 11.10. TERMINATION; EFFECT OF TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing (i) by the mutual consent of the Purchaser and Newco, (ii) by Newco or the Purchaser if the Stock Purchase Agreement (as such term is defined in Exhibit B hereto) is terminated and (iii) by Newco or Purchaser, if the Closing has not occurred on or prior to March 31, 2001 (the "DROP-DEAD DATE"); PROVIDED, HOWEVER, that the Drop-Dead Date may be extended by Newco to the date to which the Termination Date (as defined in the Stock Purchase Agreement) is extended pursuant to the terms of
Section 10.1(b) of the Stock Purchase Agreement.

                  (b) This Agreement may be terminated at any time prior to the Closing by the Purchaser, upon written notice to Newco, if (i) any of the conditions to Purchaser's obligation hereunder set forth in Section 7.01 shall have become incapable of fulfillment prior to June 30, 2001, and shall not have been waived by the Purchaser, or (ii) there shall be any order, injunction or decree of any Governmental Entity which prohibits consummation of Purchaser's purchase of the Securities and such order, injunction or decree shall have become final and nonappealable.

                  (c) If this Agreement is terminated and the transactions contemplated herein are abandoned as described in this Section 11.10, this Agreement shall become null and void and of no further force and effect, without any liability on the part of any party, other than this Article XI, which provisions shall survive termination and except to the extent that such termination results from the breach by any party of any representation, warranty or covenant set forth in this Agreement. Nothing in this Section 11.10(c) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                  SECTION 11.11. SPECIFIC ENFORCEMENT. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving actual damage or securing or posting any bond or providing prior notice.

                  IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

                                       TACK ACQUISITION CORP.,

                                         by
                                           ------------------------------------
                                           Name: John J. Byrne
                                           Title: President

                                       BERKSHIRE HATHAWAY INC.,

                                         by
                                           ------------------------------------
                                           Name:
                                           Title:

                                       WHITE MOUNTAINS INSURANCE
                                       GROUP, LTD.,

                                         by
                                           ------------------------------------
                                           Name: John J. Byrne
                                           Title: Chairman and Chief
                                           Executive Officer

                                                                      EXHIBIT B

Transactions:       WTM is proposing to acquire the outstanding capital stock of
                    CGU Corporation, a Delaware corporation ("CGU") and an indirect wholly owned subsidiary of CGNU plc, for approximately $2.17 billion of which approximately $1.96 billion is payable in cash and $210 million is payable with a seller's note (see below). In addition, at the time of the acquisition, an approximately $500 million note between CGU and CGNU plc will be outstanding, after the reduction of the note by the proceeds from the sale of Pilot, CGU's life insurance subsidiaries and certain other assets to CGNU plc, as described below.

                    WTM has formed TACK Holding Corp., a Delaware corporation ("HOLDCO"), to hold all the equity interests in TACK Acquisition Corp., a Delaware corporation ("NEWCO"), which was formed by WTM to acquire CGU. At the closing, the following transactions (the "TRANSACTIONS") shall occur:

                    o Newco will acquire CGU on substantially the terms of the Stock Purchase Agreement in the form attached hereto as Exhibit B (the "STOCK PURCHASE AGREEMENT");

                    o CGU will sell Pilot to CGNU for approximately $285 million;

                    o CGU will sell CGU Life Insurance of America and CGU Annuity Service Corporation to CGNU for approximately $128 million;

                    o CGU will sell all the shares of Societe Generale and Munich Re held by it to CGNU for approximately $253 million;

                    o CGU will sell certain other assets to CGNU for approximately $3.8 million;

                    o Newco will issue Newco common stock to Holdco, and Holdco will issue Holdco common stock to WTM, for $725 million in cash contributed by WTM to Holdco and by Holdco to Newco;

                    o WTM will issue not less than $300 million face amount of WTM convertible preferred stock on substantially the terms set forth in Exhibit C (the "WTM EQUITY TERM SHEET");

                    o Newco will issue Newco common stock to Holdco, and Holdco will issue Holdco common stock to WTM, for approximately $725 million in net tangible assets (FolksAmerica, Peninsula, Main Street America, American Centennial Insurance Company and British Insurance Company of Cayman) contributed by WTM to Holdco and by Holdco to Newco; these assets then will be contributed by Newco to CGU;

                    o Newco will borrow $1 billion pursuant to the terms and conditions of a commitment letter (the "COMMITMENT LETTER") from Lehman Brothers Inc. substantially in the form attached hereto as Exhibit C (the "FINANCING");

                    o Holdco will issue a seller's note for $210 million (the "SELLER'S NOTE") on the terms set forth in the term sheet attached hereto as Exhibit D to be repaid in cash or in WTM Common Stock, at Holdco's option, six months after closing; if repaid in WTM Common Stock, the stock will be priced at $174.50 per share; and

                    o In exchange for a purchase price of $225 million, Berkshire Hathaway, Inc. will purchase Newco preferred stock; in addition, for a purchase price of $75 million Berkshire Hathaway Inc. will purchase a warrant to purchase WTM common stock.